UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

ILEARNINGENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40129	85-3961600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(650) 248-9874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AILE	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AILEW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on April 22, 2024, iLearningEngines, Inc. (formerly known as Arrowroot Acquisition Corp. (“ARRW”)), a Delaware corporation (“New iLearningEngines” or the “Company”), previously entered into that certain Agreement and Plan of Merger and Reorganization, dated as of April 27, 2023 (as amended, the “Merger Agreement”), with ARAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Arrowroot Acquisition Corp. (“Merger Sub”), and iLearningEngines Inc., a Delaware corporation (“Legacy iLearningEngines”). On April 16, 2024, the Company consummated the merger transactions contemplated by the Merger Agreement (the “Business Combination”) whereby Merger Sub merged with and into Legacy iLearningEngines with the separate corporate existence of Merger Sub ceasing and Legacy iLearningEngines surviving the merger as a wholly owned subsidiary of the Company. In connection with the consummation of the Business Combination, ARRW changed its name from Arrowroot Acquisition Corp. to iLearningEngines, Inc. and Legacy iLearningEngines changed its name from iLearningEngines Inc. to iLearningEngines Holdings, Inc.

In connection with the Business Combination, the Company adopted Amended and Restated Bylaws on April 16, 2024 (the “Bylaws”). The Bylaws contain lock-up provisions that broadly prohibited the sale, pledge, transfer or otherwise disposition of their ownership interest in the Company’s common stock, par value $0.0001 per share (the “Common Stock”) until the earlier to occur of (i) one year after completion of the Business Combination, (ii) the last trading day when the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination and (iii) upon the consummation of a change of control, subject to certain customary exceptions. The lock-up provisions are applicable to holders of shares of Common Stock that were issued: (i) as consideration under the Merger Agreement (the “Merger Shares”); (ii) to directors, officers and employees of the Company and other individuals upon the settlement or exercise of Adjusted RSUs (as defined in the Merger Agreement) or Adjusted Restricted Stock (as defined in the Merger Agreement); and (iii) as consideration pursuant to the convertible promissory notes issued by Legacy iLearningEngines pursuant to convertible note purchase agreements by and between Legacy iLearningEngines and certain investors (the “Convertible Note Shares”).

On April 25, 2024, the Company waived the lock-up restrictions under the Bylaws, effective as of April 29, 2024, with respect to (i) the Convertible Note Shares and (ii) the Merger Shares held by former Legacy iLearningEngines stockholders that hold, individually, less than three percent (3%) of the Common Stock issued as consideration in connection with the Business Combination, which the Company expects will result in the release of approximately 19,367,095 shares of Common Stock held by these lock-up parties (the “Released Shares”), of which 13,906,097 will become immediately available for trading (the “Tradeable Released Shares”). As a result, the Tradeable Released Shares are expected to become available for trading on The Nasdaq Capital Market beginning at the open of trading on April 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILEARNINGENGINES, INC.

Date: April 26, 2024	By:	/s/ Harish Chidambaran
		Name:	Harish Chidambaran
		Title:	Chief Executive Officer

2